Exhibit 99.1

DRI Corporation Announces Order From Major Transit Operator in Belgium

  Order Valued at Approximately $1.4 Million USD
  Deliveries Expected to Commence and Conclude in FY2010

DALLAS--(BUSINESS WIRE)--February 9, 2010--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s Mobitec AB (Mobitec) subsidiary in Sweden has received an order for Mobitec® electronic destination sign systems and other equipment for DeLijn, a major transit operator in Belgium. The order is valued at approximately $1.4 million USD.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “With multiple depots across Belgium, DeLijn operates the largest network of trams and buses in five Flemish provinces. The organization, which provides public transportation services to more than 483 million passengers each year, already has Mobitec® products installed on a large percentage of its vehicle fleet. We feel honored to have this opportunity to continue serving DeLijn, a highly valued and respected customer for many years. Deliveries are expected to begin in first quarter 2010 and to conclude in fiscal year 2010.”

Products ordered include Mobitec® electronic information display systems, Mobitec® voice announcement systems, and Mobitec® global positioning satellite control units. The products will be installed on new regular and hybrid city buses in the DeLijn transit fleet.

For more information about DeLijn, visit www.delijn.be.

ABOUT MOBITEC GROUP

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning timing of completed orders, Mobitec’s relationship with DeLijn, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the anticipated time for orders to be completed, Mobitec’s relationship with DeLijn, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com